Exhibit 1.1

APPLIED GENETIC TECHNOLOGIES CORPORATION

16,741,573 Shares of Common Stock

Warrants to Purchase 8,370,786 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 28, 2021

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EXHIBITS

Exhibit A –	Underwriters
Exhibit B –	Subsidiaries of the Company
Exhibit C –	List of Persons Subject to Lock-Up
Exhibit D –	Form of Lock-Up Agreement
Exhibit E –	Price-Related Information
Exhibit F –	Issuer General Use Free Writing Prospectuses
Exhibit G	Form of Warrant

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APPLIED GENETIC TECHNOLOGIES CORPORATION

16,741,573 Shares of Common Stock

Warrants to Purchase 8,370,786 Shares of Common Stock

UNDERWRITING AGREEMENT

January 28, 2021

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

MTS Securities, LLC

As Representatives of the several Underwriters

c/o	Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

c/o	Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o	MTS Securities, LLC

623 Fifth Avenue, 14th Floor

New York, New York 10022

Ladies and Gentlemen:

Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), confirms its agreement with Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of (i) a total of 16,741,573 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a total of 16,741,573 purchase warrants to purchase an aggregate of 8,370,786 shares of Common Stock (the “Warrants”; the Shares and the Warrants are hereinafter called “Securities”), each such Warrant substantially in the form attached as Exhibit G hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Securities set forth in said Exhibit A hereto. The shares of Common Stock issuable upon exercise of the Warrants are hereinafter called, collectively, the “Warrant Shares.” Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated January 27, 2021 relating to the Securities and a related prospectus dated June 19, 2018 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated the date hereof (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Date referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)(4)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Incorporated Documents. The documents incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(5) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects and in accordance with GAAP, the information required to be stated therein.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change in the financial condition, results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(7) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Florida) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(8) Subsidiaries. The Company has no subsidiaries (excluding its equity interest in Bionic Sight, Inc.).

(9) Capitalization. The authorized, issued and outstanding capital stock of the Company as of September 30, 2020 is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Securities by the Underwriters on the Closing Date, the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under such caption (in each case except for issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(10) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11) Authorization of Securities. The Shares to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Warrants to be sold by the Company under this Agreement has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the Warrant Shares to be issued by the Company upon exercise of the Warrants, as provided therein, have been duly and validly authorized and, when issued and delivered upon exercise as provided under the Warrant, will be duly and validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement and the issuance of the Warrant Shares upon exercise of the Warrants are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity, except for such rights as have been validly waived or as will be satisfied through the allocation of Securities to be sold by the Company in this offering.

(12) Description of Securities. The Common Stock, the Warrants, the authorized but unissued Preferred Stock, all classes or series of Preferred Stock outstanding on the date of this Agreement, all outstanding warrants and convertible securities, and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(13) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except, for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(14) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(15) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Risks related to the discovery and development of our product candidates,” “Risk Factors—Risks related to commercialization of our product candidates,” “Risk Factors—Risks related to our business operations,” “Risk Factors—Risks related to our intellectual property,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Government Regulation,” “Legal Proceedings,” “Business—Intellectual Property,” “Legal Proceedings,” “Executive Compensation,” “Certain Relationships and Related Transactions, and Director Independence,” “Directors, Executive Officers and Corporate Governance,” “Description of Capital Stock,” and “Description of Securities we are Offering” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein that have not been so described and filed as required.

(17) Possession of Intellectual Property. (A) To the knowledge of the Company, the Company and its subsidiaries own, have licensed, or possess adequate, valid and enforceable rights to use, all patents, licenses, copyrights and copyrightable works, inventions, know-how (including trade secrets, data and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other source indicators, and all other intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is used in or necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; (B) to the Company’s and its subsidiaries’ knowledge, the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party and none of the product candidates of the Company or any of its subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any valid and enforceable Intellectual Property of any third party; (C) to the knowledge of the Company, there are no third parties who have or will be able to establish rights to any Intellectual Property of the Company or any of its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company or any of its subsidiaries; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging or seeking to deny or restrict the Company’s or any subsidiary’s rights in or to any Intellectual Property, or challenging the ownership, validity, enforceability or scope of any Intellectual Property of the Company or any of its subsidiaries, or asserting that the Company or any subsidiary infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the

Prospectus, infringe, misappropriate or violate, any Intellectual Property of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (E) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; (F) to the knowledge of the Company, none of the Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Intellectual Property is valid and enforceable; (G) the Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or its subsidiaries is contingent upon maintaining the confidentiality thereof; and (H) no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements.

(18) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, for the issuance and delivery of the Warrant Shares upon exercise of the Warrants, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(19) Possession of Licenses and Permits. The Company and its subsidiaries possess such material permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(20) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted under any of the leases or subleases mentioned above related to the Company’s continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims that, if successfully asserted against the Company or any of its subsidiaries, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(22) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(23) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(24) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company.

(25) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(26) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(27) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(28) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(29) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s two consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time during the Company’s two consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(30) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(31) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives (including via EDGAR) with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document filed by the Company under the 1934 Act or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(32) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided, however, the Company makes no such representation or warranty with respect to actions of any Underwriters or any affiliates or agents of any Underwriters.

(33) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(34) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(35) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(36) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(37) ERISA Compliance. Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that either has resulted, or would reasonably be expected to result, in material liability to the Company. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(38) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter, (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined) and (C) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(39) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal that is to be effective as of a future date).

(40) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(41) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity that are required to be described in the Pre-Pricing Prospectus or the Prospectus pursuant to Item 404 of Regulation S-K that have not been described as required.

(42) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 16).

(43) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(44) Brokers. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(45) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(46) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise (each, a “Cybersecurity Breach”) of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors, and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for any such Cybersecurity Breach that would not reasonably be expected to result in a Material Adverse Effect; (B) the IT Systems and Data of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Company and its subsidiaries free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data except for any such security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (D) the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to their IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

(47) Data Security Obligations. (A) The Company and its subsidiaries have complied, and are presently, and since the Company’s and its subsidiaries inception have been, in compliance in all material respects, with all applicable internal and external privacy policies, contractual obligations, industry standards, applicable state, federal and international data privacy and security laws and regulations, including without limitation and to the extent applicable, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the European Union General Data Protection Regulation (EU 2016/679), the California Consumer Privacy Act, and other statutes, judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of Personal Data (collectively, the “Data Security Obligations”); (B) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance by the Company or any of its subsidiaries with any Data Security Obligation or has any knowledge of any event or conditions that would reasonably be expected to result in any such non-compliance; (C) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Security Obligation; (D) neither the Company nor any of its subsidiaries has conducted or paid for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Security Obligation; (E) to ensure compliance with the Data Security Obligations, the Company and its subsidiaries have taken steps reasonably necessary in accordance with industry standard practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing of Personal Data that is subject to the Data Security Obligations (the “Policies”) to protect such Personal Data against loss and unauthorized access, use, modification, disclosure or other misuse; and (F) the Company and its subsidiaries have made all disclosures of their then-current Policies to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements.

(48) Clinical Trials and Preclinical Studies. The preclinical and clinical studies conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies not described in the Registration Statement, the General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(49) Compliance with Health Care Laws. The Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities and all other applicable federal, state or foreign health care laws and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export, or disposal of any product candidates under development by the Company or any of its subsidiaries (collectively, the “Health Care Laws”); neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical or clinical studies that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, and, to the knowledge of the Company, there are no reasonable grounds for the same; and neither the Company nor any of its subsidiaries has received any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that it is in violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened.

(50) Required Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(51) Reservation of Warrant Shares. The Company has reserved and kept available out of its authorized but unissued and otherwise unreserved Common Stock the number of Warrant Shares that are issuable upon the exercise of the Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the holder of the Warrants, except for such rights as have been validly waived or as will be satisfied through the allocation of Securities to be sold by the Company in this offering.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Securities set forth opposite its name in Exhibit A hereto plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a combined price of $4.183 per Share and Warrant (the “Purchase Price”).

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on February 1, 2021 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Stifel, Nicolaus & Company, Incorporated, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of Securities. Delivery of the Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. The Warrants shall be delivered in definitive form, registered in such names and in such denominations as the Representatives shall request in writing not later than the Closing Date. The Warrants shall be made available for inspection by the Representatives on the business day prior to the Closing Date. Delivery of the Warrants shall be made on the Closing Date to the purchasers specified by the Representatives.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the

Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any document incorporated by reference therein, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its commercially reasonable efforts to effect the listing of the Shares and the Warrant Shares on the Nasdaq Global Market as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(w) issue Securities to the Underwriters pursuant to this Agreement,

(x) issue the Warrant Shares upon exercise of the Warrants,

(y) issue shares (including upon vesting and settlement of restricted stock units), and options to purchase shares, of Common Stock pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, and

(z) issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (y) above.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate and if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit E hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Reservation of Warrant Shares. The Company will, at all times while any Warrant is outstanding, reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock the number of Warrant Shares that are issuable upon the exercise of outstanding Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the holder of the Warrants, except for such rights as have been validly waived or as will be satisfied through the allocation of Securities to be sold by the Company in this offering.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities and the Warrant Shares, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Warrant Shares and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (with such fees, costs and expenses described in (v) and (viii) not to exceed an aggregate of $40,000), (ix) the fees and expenses incurred in connection with the listing of the Shares and the Warrant Shares on the Nasdaq Global Market, (x) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings. Except as provided in this Section 4(a), the Underwriters shall pay their own cost and expenses, including the costs and expenses of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, 9(a)(i) hereof, 9(a)(iii)(A) hereof or Section 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company delivered to the Representatives or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinion and negative assurance statement, dated the Closing Date, of Foley Hoag LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, and the favorable opinion, dated as of the Closing Date, of McCarter & English, LLP, special intellectual property counsel to the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion and negative assurance statement, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto.

(d) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) CFO Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate signed by the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives.

(h) Approval of Listing. At the Closing Date, the Shares to be purchased by the Underwriters from the Company at such time and the Warrant Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(j) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19 and 20 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fourth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the twelfth and thirteenth paragraphs under such caption (but only insofar as such information concerns the Underwriters).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by the Representatives and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person or entity controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE American, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any Preferred Stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic means to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department, fax no. 443-224-1254; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic means to be confirmed by telephone to 212-214-6144); MTS Securities, LLC, 623 Fifth Avenue, 14th Floor, New York, New York 10022; and notices to the Company shall be directed to it at Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615, Attention: Chief Financial Officer (confirmed by telephone to 386-462-2204).

SECTION 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings: Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 8:00 a.m. (New York City time) on January 28, 2021 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-225286), as amended (if applicable), including the Rule 430B Information from and after the time that such Rule 430B information is deemed, pursuant to Rule 430B, to be part of and included in the Initial Registration Statement and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated January 27, 2021 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2)” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(2),” “Rule 424(b)(5),” “Rule 424(b)(7),” “Rule 424(b)(8),” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 431B,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(5),” “Rule 456(b)” “Rule 456(b)(1)(i)” and “Rule 457(r)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the all instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(4) of Regulation S-K of the Commission or Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Initial Registration Statement, such Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, pursuant to Item 12 of Form S-3 under the 1933 Act. All references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement , the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto, and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 19. Research Analyst Independence. The Company acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

APPLIED GENETIC TECHNOLOGIES CORPORATION

By	/s/ Susan B. Washer
	Name:	Susan B. Washer
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED WELLS FARGO SECURITIES, LLC MTS SECURITIES, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By	/s/ Nathan Thompson
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Marc C. Ogborn
Authorized Signatory

MTS SECURITIES, LLC

By	/s/ Mark Epstern
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Shares	Number of Warrants

Stifel, Nicolaus & Company, Incorporated	5,524,719	5,524,719
Wells Fargo Securities, LLC	5,022,472	5,022,472
MTS Securities, LLC	3,683,146	3,683,146
H.C. Wainwright & Co., LLC	1,506,742	1,506,742
Roth Capital Partners, LLC	1,004,494	1,004,494

Total	16,741,573	16,741,573

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

None.

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Susan B. Washer

Stephen W. Potter

Mark S. Shearman

William A. Sullivan

William Aliski

Edward Hurwitz

Scott Koenig

Ivana Magovcevic-Liebisch

James Rosen

Anne VanLent

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

Applied Genetic Technologies Corporation

Public Offering of Common Stock

Dated as of                     , 2021

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

MTS Securities, LLC

As Representatives of the several Underwriters

c/o	Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

c/o	Wells Fargo Securities, LLC

500 West 33rd Street New

York, New York 10001

c/o	MTS Securities, LLC

623 Fifth Avenue, 14th Floor

New York, New York 10022

Ladies and Gentlemen:

This agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company (the “Public Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of this Lock-Up Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock of the Company (“preferred stock”) or such other capital stock of the Company (“capital stock”) that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock or other capital stock or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company or any wholly-owned subsidiary of the undersigned or to an affiliate (as defined in Rule 405 under the Securities Act) under common control with the undersigned, if, in any such case, such transfer is not for value,

(3) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(4) pursuant to a bona fide third party tender offer made to all holders of the Common Stock or a merger, purchase, consolidation or other similar transaction, involving a change of control (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company (and nothing in this Lock-Up Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that all of the undersigned’s securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to the restrictions contained in this Lock-Up Agreement, and provided further that, in the event that the tender offer, merger, purchase, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement,

(5) in connection with the acquisition of Common Stock pursuant to the exercise of options to purchase Common Stock pursuant to stock option or incentive plans disclosed in, or incorporated by reference by, the registration statement or any accompanying prospectus filed in connection with the Public Offering (the “Prospectus”), provided that any such Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement, and provided further that any required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (5), no shares were sold by the reporting person and the shares received upon exercise of the options are subject to a lock-up agreement with the Representatives,

(6) to the Company (a) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Common Stock granted by the Company pursuant to stock option or incentive plans described in the Prospectus or otherwise outstanding on the date hereof, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any awards granted by the Company pursuant to stock option or incentive plans described in the Prospectus, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (6),

(7) to the Company of Common Stock in connection with the termination of service of an employee pursuant to agreements that provide the Company with an option to repurchase such shares, provided that any required filing under Section 16(a) of the 1934 Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this section (7), or

(8) that was acquired in the Public Offering.

provided, however, that, in the case of any transfer described in clauses (1) through (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clauses (2), (3) and (8) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clauses (1) through (3) and (5) through (8) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin. For purposes of clause (4), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) of a majority of total voting power of the voting stock of the Company.

The restrictions set forth in this Lock-Up Agreement shall not apply to the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the 1934 Act, provided that no sales of Common Stock or other capital stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person regarding the establishment of such plan prior to the expiration of the Lock-Up Period.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this Agreement, at any time during the period from and including the date of this Agreement, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired or written consent from the Representatives.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, and (ii) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and become null and void upon the earliest to occur, if any, of: (i) the Company advising the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement being executed but subsequently terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, and (iii) April 1, 2021, in the event that the Underwriting Agreement has not been executed on or before that date.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT E

PRICE-RELATED INFORMATION

Combined public offering price per Share and Warrant: $4.45

Number of Shares: 16,741,573 Shares

Number of Warrants: Warrants to purchase 8,370,786 shares of Common Stock

Exercise Price of Warrants: $6.00 per share of Common Stock

Expiration Date of the Warrants: February 1, 2026

Combined net proceeds, before expenses, to the Company per Share and Warrant: $4.183

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

EXHIBIT G

FORM OF WARRANT

COMMON STOCK PURCHASE WARRANT

APPLIED GENETIC TECHNOLOGIES CORPORATION

Warrant Shares: [ ]
Issue Date:

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received,                      or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on                 , 2026 (the “Termination Date”) but not thereafter, to subscribe for and purchase from APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), up to [                ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is one of the Common Stock Purchase Warrants issued in connection with the transactions contemplated by (i) that certain Underwriting Agreement, dated as of                 , 2021, by and between the Company and Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, as the representatives of the several underwriters named therein, (ii) the Company’s Registration Statement on Form S-3 (File No. 333-225286) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated                 , 2021 to the base prospectus (the “Prospectus Supplement”) contained in the Registration Statement dated June 19, 2018.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within one (1) Trading Day following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. For the avoidance of doubt, based on the entitlement as of the Issue Date of 0.5 shares of Common Stock per “warrant” (as such term is defined in the Prospectus Supplement, and as defined herein, the “Offered Warrants”) that are represented by this Warrant, the Holder will initially be entitled to one share of Common Stock for every two Offered Warrants held and, as a result, may not exercise Offered Warrants other than in integral multiples of two. The Holder and the Company

2

shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $6.00, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder (a “Registration Default”), then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of or during “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;
(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and
(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For the avoidance of doubt, this Warrant may only be exercised by the Holder pursuant to a Cashless Exercise if, and only if, at the time of exercise hereof, a Registration Default is then existing, as determined by the Company in good faith. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable or (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (provided that payment of the Exercise Price (or notification of Cashless Exercise, if applicable) has then been received by the Company) (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, for purposes of Regulation SHO, the Holder shall be deemed to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within one (1) Trading Day following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise;provided, however, that the Holder shall not be entitled to liquidated damages pursuant to Section 2(d)(i) in the event the Holder elects to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. In connection with the foregoing, the Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the

Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For the purposes of this section, “Affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person as such terms are used in and construed under Rule 405 under the 1933 Act. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s representation that this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall, within two Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon the election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. Except as set forth in Section 3(a) hereto, during such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination

(including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if Holder exercises this Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register (as defined in Section 4(c)), at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g) Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company (or other designated agent), together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company (or other designated agent), together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Non-Business Days; Non-Trading Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day or Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day or Trading Day, as the case may be.

d) Authorized Shares.

i. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

f) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

g) Notices. Notice Procedures. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email or facsimile at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or by

International Federal Express, (d) the third (3rd) Trading Day following the date of mailing if sent by first-class registered or certified mail domestic, or (e) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company:

Applied Genetic Technologies Corporation

14193 NW 119th Terrace, Suite #10

Alachua, Florida 32615

Attention: William A. Sullivan

Email: bsullivan@agtc.com

With copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Fax: 617.832.7000

Attention: Stacie S. Aarestad, Esq.

Email: saarestad@foleyhoag.com

If to the Holder: To the address, email address or facsimile number set forth in the Warrant Register, or as otherwise provided by the Holder to the Company in accordance with this Section 5(g).

h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:
Name:
Title:

NOTICE OF EXERCISE

TO: APPLIED GENETIC TECHNOLOGIES CORPORATION

(1) The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address: